UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2006
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

9151 Boulevard 26, North Richland Hills, Texas		76180
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
NA
(former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Employment Agreement
Non-Qualified Stock Option Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On September 28, 2006, HealthMarkets, Inc. (the “Company”) announced that Michael E. Boxer has been appointed Executive Vice President, Chief Financial Officer of the Company, effective September 26, 2006, and that the Company’s current Chief Financial Officer, Mark D. Hauptman, has been named Executive Vice President of the Company’s Agency Marketing Group.
     Mr. Boxer, 45, most recently served as President of The Enterprise Group, Ltd., a health care financial advisory firm. From January 2003 until its sale in 2004, he served as Executive Vice President and Chief Financial Officer of Mariner Health Care, Inc., a provider of nursing and long-term health care services. From 1998 until 2003, Mr. Boxer was Senior Vice President and Chief Financial Officer of Watson Pharmaceuticals, Inc., a specialty pharmaceuticals company.
     The Company entered into an employment agreement with Mr. Boxer, effective September 26, 2006. The terms of the employment agreement include the following:
• an initial employment term of three years that automatically renews annually upon the expiration of the initial employment term, unless either party gives notice of its intent not to renew the agreement;
• an annual base salary in an amount not less than $450,000;
• eligibility for an annual target bonus ranging from a minimum of 75% of annual base salary to a maximum of 150% of annual base salary;
• an initial grant of options for 105,500 shares of the Company’s Class A-1 Common Stock, pursuant to the Company’s 2006 Management Stock Option Plan and a separate Nonqualified Stock Option Agreement, in the form filed herewith as Exhibit 10.2 to this Form 8-K; and
• participation in certain equity compensation plans and other employee benefit plans provided from time to time to similarly situated employees.
     Mr. Boxer also will have the right, exercisable within 30 days of the effective date of the employment agreement, to purchase up to 18,243 shares of the Company’s Class A-1 Common Stock at the fair market value, which is currently $38.37 per share. If Mr. Boxer elects to exercise such right, the Company will award him additional options to purchase an equivalent number of shares of Class A-1 Common Stock. On September 29, 2006, Mr. Boxer exercised this right and purchased 18,243 shares of the Company’s Class A-1 Common Stock at $38.37 per share.
     Upon termination of his employment without cause or upon his resignation for good reason, the employment agreement provides that Mr. Boxer would receive:
• two times his then-effective base salary and target bonus, payable in 24 equal monthly installments;

• continuation of welfare benefits for two years, as well as a pro-rata bonus, based on his target bonus, if such termination occurs after the last day of the first quarter of any fiscal year; and
• full change of control parachute excise tax gross-up protection on all payments and benefits due to him, provided, however that following a change of control of the Company, the Company will be entitled to reduce the payments (but not by more than 10%) if the reduction would allow the avoidance of any excise tax associated with the change of control.
     In addition, Mr. Boxer is subject to two-year post-termination non-competition and non-solicitation restrictions.
     The description of the employment agreement is qualified in its entirety by reference to the text of the agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
See the Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthMarkets, Inc.

/s/ MICHAEL A. COLLIFLOWER

Date: September 29, 2006	Name:	Michael A. Colliflower
	Title:	Executive Vice President,
General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 26, 2006, by and between HealthMarkets, Inc. and Michael E. Boxer

10.2	Nonqualified Stock Option Agreement, dated as of September 26, 2006, between HealthMarkets, Inc. and Michael E. Boxer

99.01	Press Release announcing the appointment of Michael E. Boxer as Chief Financial Officer